UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/10/2006

First Data Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-11073

Delaware	47-0731996
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6200 South Quebec Street
Greenwood Village, Colorado 80111
(Address of principal executive offices, including zip code)

(303) 967-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

As previously announced, the Board of Directors (the "Board") of First Data Corporation (the "Company") has designated Jack M. Greenberg as the director to serve as the non-executive chairperson of The Western Union Company ("Western Union"), which the Company has proposed to separate into an independent publicly traded company through a tax-free spin-off to the Company's shareholders. The Board has requested Mr. Greenberg lead the efforts on behalf of the Company's Board in recruiting a board of directors for Western Union, establishing corporate governance practices for Western Union, and certain other activities necessary for a successful spin-off and establishment of Western Union as an independent public company. Effective May 10, 2006, the Board of Directors approved additional director fees of $35,000 to be paid each month to Mr. Greenberg for the additional time commitment required by him in discharging the tasks requested by the Company's Board. The monthly retainer will be paid until the effective date of the spin-off and, consistent with Mr. Greenberg's prior election to receive all of his director fees in the form of stock option grants pursuant to the Company's 1993 Director's Stock Option Plan, will be converted into stock options with a purchase price of twenty-five percent (25%) of the fair market value of the Company's stock at the time of grant.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)        As previously disclosed, Charles T. Fote resigned as a director of the Company effective May 10, 2006.

Item 8.01.    Other Events

A total of 685,349,986 of the Company's shares of common stock were present or represented by proxy at the Company's Annual Meeting of Stockholders held on May 10, 2006 (the "2006 Annual Meeting"). This represented more than 89% of the Company's shares outstanding.   Five management proposals were voted upon at the 2006 Annual Meeting and all were approved.

Proposal 1         Election of Directors.

The terms of office of four current directors, Daniel P. Burnham, Jack M. Greenberg, Courtney F. Jones and Charles T. Russell, expired at the 2006 Annual Meeting and all were re-elected to a three-year term. The results of the voting were as follows:

                                               For                                Withheld

Daniel P. Burnham                655,177,829                30,172,157
Jack M. Greenberg                672,476,511                12,873,475
Courtney F. Jones                 671,024,941                 14,325,045
Charles T. Russell                 654,632,078                 30,717,908

Proposal 2        Ratification of the election of David A. Coulter as a director.

The results of the voting were as follows:

   For                           Against                      Abstain

676,520,884                3,884,446                4,944,656

Proposal 3        Ratification of the election of Henry C. Duques as a director.

The results of the voting were as follows:

   For                          Against                      Abstain

670,663,273                9,534,317                5,152,396

Proposal 4        Ratification of the election of Peter B. Ellwood as a director.

The results of the voting were as follows:

   For                          Against                      Abstain

677,205,528                3,652,563                4,491,895

Other directors whose terms continued after the meeting are Alison Davis, Richard P. Kiphart, James D. Robinson, Joan E. Spero and Arthur F. Weinbach.

Proposal 5         Ratification of the selection of Ernst & Young LLP as independent auditors of the Company for 2006.

The results of the voting were as follows:

   For                          Against                      Abstain

672,551,446                8,857,175                3,941,365

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: May 12, 2006	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Assistant Secretary